Exhibit 99.1

Contact:	Leif Murphy
Executive Vice President and
Chief Financial Officer
(615) 920-7664

LifePoint Hospitals, Inc. Announces Proposed Add-On Offering

of $400 Million of 5.5% Senior Notes due 2021

Brentwood, Tennessee (May 1, 2014) – LifePoint Hospitals, Inc. (NASDAQ: LPNT) announced today its intention to sell through a private offering $400 million in aggregate principal amount of its 5.5% Senior Notes due 2021 (the “Notes”). The Notes will be senior unsecured obligations of the Company and will be guaranteed by certain of the Company’s existing and future domestic subsidiaries.

The Notes are being offered as additional notes under the indenture dated as of December 6, 2013, pursuant to which the Company has previously issued $700 million in aggregate principal amount of 5.5% Senior Notes due 2021 (the “Initial Notes”). The Notes will be treated as a single series with, and will have the same terms as, the Initial Notes (other than the issue date and offering price). The Notes are expected to have the same CUSIP and ISIN numbers as, and will be fungible for trading purposes with, the Initial Notes.

The Company intends to use the net proceeds of the offering to fund, in part, the payment of its outstanding 3.5% Convertible Senior Subordinated Notes due 2014 (the “Convertible Notes”) at maturity and the cash-settled portion of the conversion of the Convertible Notes.

The Notes and related subsidiary guarantees will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related subsidiary guarantees have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of Notes and related subsidiary guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About LifePoint Hospitals

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 61 hospital campuses in 20 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. All references to “LifePoint,” “LifePoint Hospitals” or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Forward-looking Statements

In addition to historical information, this release may contain certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.